UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 25, 2007

IDAHO GENERAL MINES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Idaho

(State or Other Jurisdiction of Incorporation)

000-50539	91-0232000
(Commission File Number)	(IRS Employer Identification No.)

10 N. Post St., Suite 610, Spokane, WA	99201
(Address of Principal Executive Offices)	(Zip Code)

(509) 838-1213

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                         Effective as of April 25, 2007, in connection with the appointment of David A. Chaput as the new Chief Financial Officer of Idaho General Mines, Inc. (the “Company”) discussed below, Mr. Robert L. Dumont, who had been severing as the Company’s interim Chief Financial Officer, will no longer serve in such capacity but will continue his duties as the Company’s Vice President, Finance and Business Development.

(c)(e)            On April 25, 2007, the Company entered into the three-year Employment Agreement with David A. Chaput pursuant to which Mr. Chaput will serve as the Company’s Chief Financial Officer.

Pursuant to the terms of the Employment Agreement, Mr. Chaput will be paid a minimum base salary of $225,000 per year.  Mr. Chaput will also receive a cash bonus of $50,000 upon his establishment of a dwelling at his assigned location, and such other cash bonuses as the board of directors may determine from time to time. In addition, Mr. Chaput received an option to purchase 400,000 shares of common stock under the Company’s 2006 Equity Incentive Plan, 150,000 of which vested on the grant date, 100,000 of which will vest on the first anniversary of the grant date, and 150,000 of which will vest upon completion of a financing which raises sufficient capital to commence production of the Mount Hope Mine and to cover costs and expenditures during the construction period (the “Funding”).  The exercise price of such option is $6.40 per share, the closing sale price of the common stock on the American Stock Exchange on April 25, 2007.  Mr. Chaput will also receive a cash payment of $400,000 within 45 days of the completion of the Funding.

If the Company terminates the Employment Agreement prior to its expiration without cause (as defined in the Employment Agreement), Mr. Chaput will receive any base compensation earned but not yet paid and a payment equal to two years of his annual base compensation.  Upon a change of control of the Company (as defined in the Employment Agreement), Mr. Chaput will receive three years of his annual base compensation, and any unvested options that Mr. Chaput holds will vest on the effective date of the closing of the change of control event.  In addition, if Mr. Chaput terminates his employment for good reason (as defined in the Employment Agreement), he will receive any base compensation earned but not yet paid and a payment equal to one year of his annual base compensation.

Mr. Chaput has more than 26 years of financial and operational experience in the metals and mining industries.  Mr. Chaput was with The Doe Run Resources Corporation until September 2006, where he served as Chief Financial Officer since May 2004, as Vice President, Finance since September 2001 and as Treasurer since February 1993.  From June 1987 through January 1993, Mr. Chaput served as Manager of Credit and Financial Services of The Doe Run Resources Corporation.  He holds a Bachelor of Science in Business Administration, Finance and Accounting and an MBA in Finance from Southern Illinois University — Edwardsville.

A copy of Mr. Chaput’s Employment Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.  A copy of a press release issued by the Company on April 26, 2007 related to the appointment of Mr. Chaput is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(d)             Exhibits

99.1                       Employment Agreement between Idaho General Mines, Inc. and David A. Chaput dated as of April 25, 2007

99.2        Press Release issued April 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDAHO GENERAL MINES, INC.
(Registrant)

Date: April 27, 2007	By:	/s/ Bruce D. Hansen
Bruce D. Hansen
Chief Executive Officer